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                                                                    EXHIBIT 23.3

The Board of Directors
Hadco Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

San Jose, California
February 17, 1997